United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Camco Financial Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, OH	43725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Effective March 1, 2014, Huntington Bancshares Incorporated (the “Huntington”) completed its previously announced merger (the “Merger”) with Camco Financial Corporation (the “Company”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 9, 2013, by and between the Company and Huntington. At closing, the Company merged with and into Huntington, with Huntington as the surviving corporation. Pursuant to the Merger Agreement, holders of Company common stock had the right to elect to receive, for each share of Company common stock owned by such stockholder, without interest, either (x) 0.7264 shares of Huntington common stock, par value $0.01 per share (“Huntington Common Stock”) or (y) $6.00 in cash, subject to the payment of cash in lieu of fractional shares and customary adjustment, election and allocation procedures, if necessary, to assure that 20% of the outstanding shares of common stock of the Company are exchanged for cash and 80% of the outstanding shares of common stock of the Company are exchanged for shares of common stock of Huntington. Company stock options were converted into stock options to purchase Huntington Common Stock, adjusted to reflect the 0.7264 exchange ratio. In addition, Company warrant holders will be entitled to receive Huntington Common Stock upon exercise of their warrants, subject to adjustment pursuant to the terms of the warrant agreement underlying the warrants and the Merger Agreement. In connection with the Merger, Advantage Bank, an Ohio bank and a wholly owned subsidiary of the Company, merged with and into The Huntington National Bank, a national banking association and wholly owned subsidiary of Huntington, with the Huntington National Bank being the surviving entity.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Trading in shares of common stock of the Company on the Nasdaq Global Market has been halted. As a consequence of the Merger, on February 28, 2014, the Company requested that a Form 25 be filed with the SEC, to request the removal of the common stock of the Company from listing and registration on the Nasdaq Global Market and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and in Item 3.01 is incorporated herein by reference.

Item 8.01. Other Events.

A copy of Huntington’s press release dated March 4, 2014 announcing the closing of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2013, by and between Camco Financial Corporation and Huntington Bancshares Incorporated (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed on October 11, 2013).

99.1	Press Release, dated March 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated (as successor to Camco Financial Corporation)

March 6, 2014 (Date)	/s/ David S. Anderson David S. Anderson Executive Vice President, Interim CFO and Controller